Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO Annette L. Burns, Executive Vice President and CFO NBT Bancorp Inc. 52 South Broad Street Norwich, NY 13815 607-337-6589

NBT BANCORP INC. ANNOUNCES SECOND QUARTER 2024 RESULTS AND APPROVES A 6.3% CASH DIVIDEND INCREASE

NORWICH, NY (July 22, 2024) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and six months ended June 30, 2024.

Net income for the three months ended June 30, 2024 was $32.7 million, or $0.69 per diluted common share, compared to $30.1 million, or $0.70 per diluted common share, for the three months ended June 30, 2023, and $33.8 million, or $0.71 per diluted common share, for the first quarter of 2024. Operating diluted earnings per share1, a non-GAAP measure, which excludes acquisition expenses and securities gains (losses), net of tax, was $0.69 for the second quarter of 2024, compared to $0.80 for the second quarter of 2023 and $0.68 for the first quarter of 2024.

CEO Comments

“Our operating performance for the second quarter and first half of 2024 continues to reflect the strength of our balance sheet, our diversified business model, and the collaboration of our team,” said NBT President and CEO Scott A. Kingsley. “During the second quarter, we grew loans $166 million across our footprint and improved our net interest margin incrementally. Noninterest income continued to be a core strength, making up 31% of total revenues for the second quarter. We are also pleased to announce the Board of Directors approved a third quarter cash dividend of $0.34, an increase in the quarterly cash dividend of 6.3%. This is our twelfth consecutive year of annual dividend increases, demonstrating our commitment to providing consistent and favorable long-term returns to our shareholders.”

Second Quarter 2024 Financial Highlights

Net Income	◾ Net income of $32.7 million and diluted earnings per share of $0.69
Net Interest Income / NIM
◾  Net interest income on a fully taxable equivalent (“FTE”) basis was $97.8 million, up $2 million from the prior quarter[1]
◾  Net interest margin (“NIM”) on an FTE basis was 3.18%[1], up 4 basis points (“bps”) from the prior quarter
◾  Included in FTE net interest income was $2.6 million of acquisition-related net accretion, which was consistent with the first quarter of 2024
◾  Earning asset yields of 4.92% were up 8 bps from the prior quarter
◾  Total cost of funds of 1.85% was up 6 bps from the prior quarter

Noninterest Income	◾ Noninterest income was at a record level of $43.3 million, or 30.8% of total revenues, excluding net securities gains (losses)
Loans and Credit Quality
◾  Period end total loans of $9.85 billion as of June 30, 2024, up $203.6 million, or 4.2% annualized, from December 31, 2023
◾  Net charge-offs to average loans was 0.15% annualized
◾  Nonperforming loans to total loans were 0.39%, consistent with the prior quarter
◾  Allowance for loan losses to total loans was 1.22%

Deposits
◾  Deposits were $11.27 billion as of June 30, 2024, up $302.5 million, or 2.8%, from December 31, 2023
◾  Total cost of deposits was 1.68% for the second quarter of 2024, up 7 bps from the first quarter of 2024
◾  Full cycle to-date deposit beta of 31%
◾  Composition of total deposits is diverse and granular with over 562,000 accounts with an average per account balance of $20,052

Capital
◾  Stockholders’ equity was $1.46 billion as of June 30, 2024
◾  Tangible book value per share[2] was $22.54 at June 30, 2024
◾  Tangible equity to assets of 8.11%[1]
◾  CET1 ratio of 11.70%; Leverage ratio of 10.16%

Loans

◾	Period end total loans were $9.85 billion at June 30, 2024, $9.69 billion at March 31, 2024 and $9.65 billion at December 31, 2023.
◾
Period end total loans increased $203.6 million from December 31, 2023. Total commercial loans increased $201.0 million to $5.18 billion; and total consumer loans increased $2.6 million to $4.67 billion. Excluding the other consumer and residential solar portfolios that are in a planned run-off status, period end loans increased $294.9 million, or 6.9% annualized.

◾	Commercial line of credit utilization rate was 23% at June 30, 2024, compared to 21% at March 31, 2024 and 23% at June 30, 2023.

Deposits

◾
Total deposits at June 30, 2024 increased $302.5 million to $11.27 billion, compared to $10.97 billion at December 31, 2023. The increase in deposits was primarily due to higher consumer deposit balances and accounts and the inflow of seasonal municipal deposits. The Company continued to experience some incremental migration from noninterest bearing and low interest checking and savings accounts into higher cost money market and time deposit instruments.

◾	The loan to deposit ratio was 87.4% at June 30, 2024, compared to 88.0% at December 31, 2023.

Net Interest Income and Net Interest Margin

◾
Net interest income for the second quarter of 2024 was $97.2 million, which was up $2.0 million, or 2.1%, from the first quarter of 2024 and up $8.1 million, or 9.1%, from the second quarter of 2023. The increase in net interest income from the first quarter of 2024 resulted primarily from the increase in average loans and the interest earned on those balances, partially offset by the increase in the cost of deposits.

◾
The NIM on an FTE basis for the second quarter of 2024 was 3.18%, an increase of 4 bps from the first quarter of 2024, driven by an increase in average earning asset yields and lower average balances of short-term borrowings partly offset by an increase in the cost of interest-bearing deposits and a decrease in the average balance of noninterest-bearing demand deposit accounts. The NIM on an FTE basis decreased 9 bps from the second quarter of 2023 due to the increase in the cost of interest-bearing deposits, partially offset by lower average balances of short-term borrowings, higher earning asset yields and the impact of acquisition-related net accretion.

◾
Earning asset yields for the three months ended June 30, 2024 increased 8 bps from the prior quarter to 4.92% and increased 50 bps from the same quarter in the prior year. Loan yields for the three months ended June 30, 2024 increased 9 bps from the prior quarter to 5.63% and increased 46 bps from the same quarter in the prior year. Average earning assets increased $94.3 million, or 0.8%, from the first quarter of 2024 due to organic loan growth. Average earning assets grew $1.38 billion, or 12.6%, from the second quarter of 2023 due to organic loan growth and the Salisbury Bancorp, Inc. (“Salisbury”) acquisition, which was completed in August 2023.

◾
Total cost of deposits, including noninterest bearing deposits, was 1.68% for the second quarter of 2024, an increase of 7 bps from the prior quarter and an increase of 83 bps from the same period in the prior year. For the month of June, the total cost of deposits was 1.70%.

◾
Total cost of funds for the three months ended June 30, 2024 was 1.85%, up 6 bps from the prior quarter and up 63 bps from the second quarter of 2023. For the month of June, the total cost of funds was 1.85%.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans for the second quarter of 2024 was 15 bps compared to 19 bps in the prior quarter. Net charge-offs for the portfolios in a planned run-off status represented the majority of total net charge-offs for the quarter.

◾	Nonperforming assets to total assets were 0.28% for each of the last three quarter-ends.
◾
Provision expense for the three months ended June 30, 2024 was $8.9 million, compared to $5.6 million for the first quarter of 2024. The increase in provision expense from the prior quarter was primarily due to providing for the second quarter’s loan growth, changes in model assumptions, including the extension of the expected duration of the portfolio, and a specific reserve related to a commercial relationship placed on nonaccrual in the fourth quarter of 2023.

◾
The allowance for loan losses was $120.5 million, or 1.22% of total loans, at June 30, 2024, compared to $115.3 million, or 1.19% of total loans, at March 31, 2024 and $114.4 million, or 1.19% of total loans, at December 31, 2023.

◾	The reserve for unfunded loan commitments was $4.3 million at June 30, 2024, compared to $4.7 million at March 31, 2024 and $5.1 million at December 31, 2023.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $43.3 million for the three months ended June 30, 2024, up $0.1 million, or 0.3%, from the first quarter of 2024, and up $6.6 million, or 18.1%, from the second quarter of 2023.

◾
Retirement plan administration fees were up $0.5 million from the prior quarter and were up $3.1 million from the second quarter of 2023. The increase from the prior quarter was due to organic growth, positive market performance and higher activity based fees. The increase from the second quarter of 2023 included the impact of the acquisition of Retirement Direct, LLC on July 1, 2023, organic growth and higher market levels.

◾
Wealth management fees were up $0.5 million from the prior quarter and were up $1.9 million from the second quarter of 2023. The increase from the prior quarter was driven by organic growth and favorable market performance. The increase from the second quarter of 2023 was driven by the addition of Salisbury revenues, organic growth and market performance.

◾	Insurance revenues decreased $0.5 million from the seasonally high first quarter of 2024 and increased 7.7% from the prior year due to solid organic growth.

Noninterest Expense

◾
Total noninterest expense was $89.6 million for the second quarter of 2024, compared to $91.8 million for the first quarter of 2024 and $78.8 million for the second quarter of 2023. Total noninterest expense, excluding $1.2 million of acquisition expenses in the second quarter of 2023, decreased 2.4% compared to the previous quarter and increased 15.4% from the second quarter of 2023.

◾
Salaries and benefits decreased 0.6% from the prior quarter driven by seasonally higher payroll taxes and stock-based compensation expenses in the first quarter of 2024. These decreases were partially offset by a full quarter of merit pay increases, which were effective in March, and higher medical costs. The 18.3% increase from the second quarter of 2023 was driven by the impact of the Salisbury acquisition, merit pay increases, higher medical and other benefit costs.

◾	Technology and data services decreased from the prior quarter primarily due to cost savings from various efficiency initiatives.
◾
Occupancy costs decreased from the prior quarter due to lower seasonal costs, including utilities, and increased from the second quarter of 2023 driven by additional expenses from the Salisbury acquisition.

◾
Amortization of intangible assets were consistent with the first quarter and increased $1.7 million from the second quarter of 2023 primarily due to the amortization of intangible assets related to the Salisbury acquisition.

Income Taxes

◾	The effective tax rate was 22.0% for the second quarter of 2024 which was up from 21.7% for the first quarter of 2024 and down from 22.4% for the second quarter of 2023.

Capital

◾	Tangible common equity to tangible assets[1] was 8.11% at June 30, 2024. Tangible book value per share[2] was $22.54 at June 30, 2024, $22.07 at March 31, 2024 and $21.55 at June 30, 2023.
◾
Stockholders’ equity increased $36.3 million from December 31, 2023 driven by net income generation of $66.5 million, partially offset by dividends declared of $30.2 million and a $2.0 million increase in accumulated other comprehensive loss driven by the change in the fair value of securities available for sale.

◾	June 30, 2024, CET1 capital ratio of 11.70%, leverage ratio of 10.16% and total risk-based capital ratio of 14.88%.

Dividend

◾
The Board of Directors approved a third-quarter cash dividend of $0.34 per share at a meeting held earlier today. The dividend represents a $0.02 per quarter, or 6.3%, increase over the dividend paid in the third quarter of 2023. This is the Company’s twelfth consecutive year of annual dividend increases. The dividend will be paid on September 13, 2024 to stockholders of record as of August 30, 2024.

Stock Repurchase

◾
The Company purchased 5,700 shares of its common stock during the second quarter of 2024 at an average price of $33.02 per share under its previously announced share repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of June 30, 2024, there were 1,992,400 shares available for repurchase under this plan.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, July 23, 2024, to review the second quarter 2024 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $13.50 billion at June 30, 2024. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 154 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and https://www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rates, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; and (20) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability (reported)
Diluted earnings per share	$0.69	$0.71	$0.64	$0.54	$0.70
Weighted average diluted common shares outstanding	47,382,814	47,370,145	47,356,899	45,398,937	43,126,498
Return on average assets[3]	0.98%	1.02%	0.89%	0.76%	1.02%
Return on average equity[3]	9.12%	9.52%	8.79%	7.48%	9.91%
Return on average tangible common equity1 3	13.23%	13.87%	13.08%	10.73%	13.13%
Net interest margin1 3	3.18%	3.14%	3.15%	3.21%	3.27%

	6 Months Ended June 30,
	2024	2023
Profitability (reported)
Diluted earnings per share	$1.40	$1.48
Weighted average diluted common shares outstanding	47,381,054	43,129,259
Return on average assets[3]	1.00%	1.09%
Return on average equity[3]	9.32%	10.68%
Return on average tangible common equity1 3	13.55%	14.20%
Net interest margin1 3	3.16%	3.41%

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Profitability (operating)
Diluted earnings per share[1]	$0.69	$0.68	$0.72	$0.84	$0.80
Return on average assets1 3	0.98%	0.97%	0.99%	1.19%	1.17%
Return on average equity1 3	9.14%	9.04%	9.79%	11.65%	11.40%
Return on average tangible common equity1 3	13.26%	13.20%	14.49%	16.43%	15.08%

	6 Months Ended June 30,
	2024	2023
Profitability (operating)
Diluted earnings per share[1]	$1.37	$1.68
Return on average assets1 3	0.98%	1.24%
Return on average equity1 3	9.09%	12.16%
Return on average tangible common equity1 3	13.23%	16.15%

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data
Short-term interest-bearing accounts	$35,207	$156,632	$31,378	$459,296	$31,878
Securities available for sale	1,439,445	1,418,471	1,430,858	1,399,032	1,453,926
Securities held to maturity	878,909	890,863	905,267	914,520	912,876
Net loans	9,733,847	9,572,777	9,536,313	9,552,774	8,257,724
Total assets	13,501,909	13,439,199	13,309,040	13,827,628	11,890,497
Total deposits	11,271,459	11,195,289	10,968,994	11,401,452	9,529,919
Total borrowings	476,082	518,190	637,387	740,603	880,518
Total liabilities	12,039,954	11,997,784	11,883,349	12,464,807	10,680,004
Stockholders' equity	1,461,955	1,441,415	1,425,691	1,362,821	1,210,493

Capital
Equity to assets	10.83%	10.73%	10.71%	9.86%	10.18%
Tangible equity ratio[1]	8.11%	7.98%	7.93%	7.15%	7.95%
Book value per share	$31.00	$30.57	$30.26	$28.94	$28.26
Tangible book value per share[2]	$22.54	$22.07	$21.72	$20.39	$21.55
Leverage ratio	10.16%	10.09%	9.71%	10.23%	10.51%
Common equity tier 1 capital ratio	11.70%	11.68%	11.57%	11.31%	12.29%
Tier 1 capital ratio	12.61%	12.61%	12.50%	12.23%	13.35%
Total risk-based capital ratio	14.88%	14.87%	14.75%	14.45%	15.50%
Common stock price (end of period)	$38.60	$36.68	$41.91	$31.69	$31.85

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Asset quality
Nonaccrual loans	$34,755	$35,189	$34,213	$20,736	$16,931
90 days past due and still accruing	3,333	2,600	3,661	3,528	2,755
Total nonperforming loans	38,088	37,789	37,874	24,264	19,686
Other real estate owned	74	-	-	-	179
Total nonperforming assets	38,162	37,789	37,874	24,264	19,865
Allowance for loan losses	120,500	115,300	114,400	114,601	100,400

Asset quality ratios
Allowance for loan losses to total loans	1.22%	1.19%	1.19%	1.19%	1.20%
Total nonperforming loans to total loans	0.39%	0.39%	0.39%	0.25%	0.24%
Total nonperforming assets to total assets	0.28%	0.28%	0.28%	0.18%	0.17%
Allowance for loan losses to total nonperforming loans	316.37%	305.12%	302.05%	472.31%	510.01%
Past due loans to total loans[4]	0.30%	0.33%	0.32%	0.49%	0.45%
Net charge-offs to average loans[3]	0.15%	0.19%	0.22%	0.18%	0.17%

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Loan net charge-offs by line of business
Commercial	$(8)	$772	$1,107	$(344)	$92
Residential real estate and home equity	(76)	(32)	11	(75)	(43)
Indirect auto	747	665	399	451	273
Residential solar	1,610	1,211	1,081	1,253	581
Other consumer	1,426	2,063	2,729	2,919	2,553
Total loan net charge-offs	$3,699	$4,679	$5,327	$4,204	$3,456

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.76%	0.79%	0.84%	0.87%	0.86%
Commercial real estate	1.00%	0.97%	0.99%	1.00%	0.93%
Residential real estate	0.98%	0.89%	0.84%	0.79%	0.73%
Auto	0.85%	0.81%	0.83%	0.82%	0.80%
Residential solar	3.76%	3.58%	3.28%	3.19%	3.09%
Other consumer	4.09%	4.24%	4.70%	5.23%	5.98%
Total	1.22%	1.19%	1.19%	1.19%	1.20%

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Loans by line of business
Commercial & industrial	$1,397,935	$1,353,446	$1,354,248	$1,424,579	$1,319,093
Commercial real estate	3,784,214	3,646,739	3,626,910	3,575,595	2,884,264
Residential real estate	2,134,875	2,133,289	2,125,804	2,111,670	1,666,204
Home equity	326,556	328,673	337,214	340,777	310,897
Indirect auto	1,225,786	1,190,734	1,130,132	1,099,558	1,048,739
Residential solar	861,883	896,147	917,755	934,082	926,365
Other consumer	123,098	139,049	158,650	181,114	202,562
Total loans	$9,854,347	$9,688,077	$9,650,713	$9,667,375	$8,358,124

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2024	2023
Assets
Cash and due from banks	$172,313	$173,811
Short-term interest-bearing accounts	35,207	31,378
Equity securities, at fair value	40,087	37,591
Securities available for sale, at fair value	1,439,445	1,430,858
Securities held to maturity (fair value $780,490 and $814,524, respectively)	878,909	905,267
Federal Reserve and Federal Home Loan Bank stock	38,314	45,861
Loans held for sale	3,183	3,371
Loans	9,854,347	9,650,713
Less allowance for loan losses	120,500	114,400
Net loans	$9,733,847	$9,536,313
Premises and equipment, net	78,713	80,675
Goodwill	361,851	361,851
Intangible assets, net	36,835	40,443
Bank owned life insurance	269,310	265,732
Other assets	413,895	395,889
Total assets	$13,501,909	$13,309,040

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,333,828	$3,413,829
Savings, NOW and money market	6,532,834	6,230,456
Time	1,404,797	1,324,709
Total deposits	$11,271,459	$10,968,994
Short-term borrowings	224,703	386,651
Long-term debt	29,721	29,796
Subordinated debt, net	120,462	119,744
Junior subordinated debt	101,196	101,196
Other liabilities	292,413	276,968
Total liabilities	$12,039,954	$11,883,349

Total stockholders' equity	$1,461,955	$1,425,691

Total liabilities and stockholders' equity	$13,501,909	$13,309,040

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Interest, fee and dividend income
Interest and fees on loans	$136,606	$106,935	$269,752	$207,834
Securities available for sale	7,562	7,493	14,686	15,109
Securities held to maturity	5,190	4,991	10,493	10,026
Other	1,408	1,170	2,772	1,812
Total interest, fee and dividend income	$150,766	$120,589	$297,703	$234,781
Interest expense
Deposits	$46,688	$19,986	$91,027	$31,130
Short-term borrowings	2,899	8,126	6,320	13,045
Long-term debt	291	290	581	337
Subordinated debt	1,806	1,335	3,606	2,669
Junior subordinated debt	1,908	1,767	3,821	3,449
Total interest expense	$53,592	$31,504	$105,355	$50,630
Net interest income	$97,174	$89,085	$192,348	$184,151
Provision for loan losses	8,899	3,606	14,478	7,515
Net interest income after provision for loan losses	$88,275	$85,479	$177,870	$176,636
Noninterest income
Service charges on deposit accounts	$4,219	$3,733	$8,336	$7,281
Card services income	5,587	5,121	10,782	9,966
Retirement plan administration fees	14,798	11,735	29,085	23,197
Wealth management	10,173	8,227	19,870	16,314
Insurance services	3,848	3,716	8,236	7,647
Bank owned life insurance income	1,834	1,528	4,186	3,406
Net securities (losses) gains	(92)	(4,641)	2,091	(9,639)
Other	2,865	2,626	6,038	5,282
Total noninterest income	$43,232	$32,045	$88,624	$63,454
Noninterest expense
Salaries and employee benefits	$55,393	$46,834	$111,097	$94,989
Technology and data services	9,249	9,305	18,999	18,312
Occupancy	7,671	6,923	15,769	14,143
Professional fees and outside services	4,565	4,159	9,418	8,337
Amortization of intangible assets	2,133	458	4,301	994
Reserve for unfunded loan commitments	(380)	(100)	(830)	(730)
Acquisition expenses	-	1,189	-	1,807
Other	10,957	10,026	22,607	20,264
Total noninterest expense	$89,588	$78,794	$181,361	$158,116
Income before income tax expense	$41,919	$38,730	$85,133	$81,974
Income tax expense	9,203	8,658	18,594	18,244
Net income	$32,716	$30,072	$66,539	$63,730
Earnings Per Share
Basic	$0.69	$0.70	$1.41	$1.49
Diluted	$0.69	$0.70	$1.40	$1.48

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income
Interest and fees on loans	$136,606	$133,146	$132,738	$122,097	$106,935
Securities available for sale	7,562	7,124	7,208	7,495	7,493
Securities held to maturity	5,190	5,303	5,374	5,281	4,991
Other	1,408	1,364	5,594	2,221	1,170
Total interest, fee and dividend income	$150,766	$146,937	$150,914	$137,094	$120,589
Interest expense
Deposits	$46,688	$44,339	$42,753	$30,758	$19,986
Short-term borrowings	2,899	3,421	4,951	7,612	8,126
Long-term debt	291	290	294	294	290
Subordinated debt	1,806	1,800	1,795	1,612	1,335
Junior subordinated debt	1,908	1,913	1,948	1,923	1,767
Total interest expense	$53,592	$51,763	$51,741	$42,199	$31,504
Net interest income	$97,174	$95,174	$99,173	$94,895	$89,085
Provision for loan losses	$8,899	$5,579	$5,126	$3,883	$3,606
Provision for loan losses - acquisition day 1 non-PCD	-	-	-	8,750	-
Total provision for loan losses	$8,899	$5,579	$5,126	$12,633	$3,606
Net interest income after provision for loan losses	$88,275	$89,595	$94,047	$82,262	$85,479
Noninterest income
Service charges on deposit accounts	$4,219	$4,117	$4,165	$3,979	$3,733
Card services income	5,587	5,195	5,360	5,503	5,121
Retirement plan administration fees	14,798	14,287	11,226	12,798	11,735
Wealth management	10,173	9,697	9,152	9,297	8,227
Insurance services	3,848	4,388	3,659	4,361	3,716
Bank owned life insurance income	1,834	2,352	1,776	1,568	1,528
Net securities (losses) gains	(92)	2,183	507	(183)	(4,641)
Other	2,865	3,173	2,643	2,913	2,626
Total noninterest income	$43,232	$45,392	$38,488	$40,236	$32,045
Noninterest expense
Salaries and employee benefits	$55,393	$55,704	$50,013	$49,248	$46,834
Technology and data services	9,249	9,750	10,174	9,677	9,305
Occupancy	7,671	8,098	7,175	7,090	6,923
Professional fees and outside services	4,565	4,853	5,115	4,149	4,159
Amortization of intangible assets	2,133	2,168	2,131	1,609	458
Reserve for unfunded loan commitments	(380)	(450)	300	460	(100)
Impairment of a minority interest equity investment	-	-	4,750	-	-
Acquisition expenses	-	-	254	7,917	1,189
Other	10,957	11,650	12,839	10,647	10,026
Total noninterest expense	$89,588	$91,773	$92,751	$90,797	$78,794
Income before income tax expense	$41,919	$43,214	$39,784	$31,701	$38,730
Income tax expense	9,203	9,391	9,338	7,095	8,658
Net income	$32,716	$33,823	$30,446	$24,606	$30,072
Earnings Per Share
Basic	$0.69	$0.72	$0.65	$0.54	$0.70
Diluted	$0.69	$0.71	$0.64	$0.54	$0.70

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2024		Q1 - 2024		Q4 - 2023		Q3 - 2023		Q2 - 2023
Assets
Short-term interest-bearing accounts	$48,861	5.48%	$47,972	4.48%	$319,907	5.59%	$121,384	4.26%	$28,473	3.62%
Securities taxable[1]	2,280,767	1.97%	2,278,029	1.91%	2,310,409	1.88%	2,364,809	1.90%	2,394,027	1.90%
Securities tax-exempt 1 5	226,032	3.56%	230,468	3.58%	232,575	3.51%	219,427	3.34%	201,499	2.83%
FRB and FHLB stock	40,283	7.41%	42,296	7.89%	47,994	8.98%	53,841	6.76%	51,454	7.12%
Loans1 6	9,772,014	5.63%	9,674,892	5.54%	9,653,191	5.47%	9,043,582	5.36%	8,307,894	5.17%
Total interest-earning assets	$12,367,957	4.92%	$12,273,657	4.84%	$12,564,076	4.79%	$11,803,043	4.63%	$10,983,347	4.42%
Other assets	1,064,487		1,055,386		1,052,024		968,220		835,424
Total assets	$13,432,444		$13,329,043		$13,616,100		$12,771,263		$11,818,771
Liabilities and stockholders' equity
Money market deposit accounts	$3,254,252	3.65%	$3,129,160	3.56%	$3,045,531	3.43%	$2,422,451	2.91%	$2,113,965	2.30%
NOW deposit accounts	1,603,695	0.78%	1,600,288	0.75%	1,645,401	0.80%	1,513,420	0.57%	1,463,953	0.38%
Savings deposits	1,586,753	0.05%	1,607,659	0.04%	1,666,915	0.04%	1,707,094	0.04%	1,708,874	0.03%
Time deposits	1,391,062	4.00%	1,352,559	4.00%	1,343,548	3.81%	1,178,352	3.60%	856,305	2.97%
Total interest-bearing deposits	$7,835,762	2.40%	$7,689,666	2.32%	$7,701,395	2.20%	$6,821,317	1.79%	$6,143,097	1.30%
Federal funds purchased	29,945	5.56%	19,769	5.53%	217	5.48%	6,033	5.39%	48,407	5.35%
Repurchase agreements	86,405	1.55%	82,419	1.55%	82,387	1.59%	71,516	1.40%	55,627	1.08%
Short-term borrowings	155,159	5.58%	213,390	5.34%	345,250	5.31%	540,380	5.34%	557,818	5.27%
Long-term debt	29,734	3.94%	29,772	3.92%	29,809	3.91%	29,800	3.91%	29,773	3.91%
Subordinated debt, net	120,239	6.04%	119,873	6.04%	119,531	5.96%	109,160	5.86%	97,081	5.52%
Junior subordinated debt	101,196	7.58%	101,196	7.60%	101,196	7.64%	101,196	7.54%	101,196	7.00%
Total interest-bearing liabilities	$8,358,440	2.58%	$8,256,085	2.52%	$8,379,785	2.45%	$7,679,402	2.18%	$7,032,999	1.80%
Demand deposits	3,323,906		3,356,607		3,535,815		3,498,424		3,316,955
Other liabilities	306,747		286,749		326,857		287,751		251,511
Stockholders' equity	1,443,351		1,429,602		1,373,643		1,305,686		1,217,306
Total liabilities and stockholders' equity	$13,432,444		$13,329,043		$13,616,100		$12,771,263		$11,818,771
Interest rate spread		2.34%		2.32%		2.34%		2.45%		2.62%
Net interest margin (FTE)[1]		3.18%		3.14%		3.15%		3.21%		3.27%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Six Months Ended June 30,	2024			2023
Assets
Short-term interest-bearing accounts	$48,416	$1,201	4.99%	$31,328	$447	2.88%
Securities taxable[1]	2,279,399	21,977	1.94%	2,418,245	22,902	1.91%
Securities tax-exempt 1 5	228,250	4,053	3.57%	201,908	2,826	2.82%
FRB and FHLB stock	41,289	1,571	7.65%	46,327	1,365	5.94%
Loans1 6	9,723,453	270,217	5.59%	8,249,034	208,038	5.09%
Total interest-earning assets	$12,320,807	$299,019	4.88%	$10,946,842	$235,578	4.34%
Other assets	1,059,937			836,148
Total assets	$13,380,744			$11,782,990
Liabilities and stockholders' equity
Money market deposit accounts	$3,191,706	$57,278	3.61%	$2,097,678	$18,368	1.77%
NOW deposit accounts	1,601,992	6,120	0.77%	1,531,021	2,824	0.37%
Savings deposits	1,597,206	352	0.04%	1,744,969	286	0.03%
Time deposits	1,371,810	27,277	4.00%	748,573	9,652	2.60%
Total interest-bearing deposits	$7,762,714	$91,027	2.36%	$6,122,241	$31,130	1.03%
Federal funds purchased	24,857	686	5.55%	46,381	1,184	5.15%
Repurchase agreements	84,412	649	1.55%	63,440	164	0.52%
Short-term borrowings	184,275	4,985	5.44%	458,064	11,697	5.15%
Long-term debt	29,753	581	3.93%	18,598	337	3.65%
Subordinated debt, net	120,056	3,606	6.04%	97,024	2,669	5.55%
Junior subordinated debt	101,196	3,821	7.59%	101,196	3,449	6.87%
Total interest-bearing liabilities	$8,307,263	$105,355	2.55%	$6,906,944	$50,630	1.48%
Demand deposits	3,340,257			3,409,209
Other liabilities	296,747			262,951
Stockholders' equity	1,436,477			1,203,886
Total liabilities and stockholders' equity	$13,380,744			$11,782,990
Net interest income (FTE)[1]		$193,664			$184,948
Interest rate spread			2.33%			2.86%
Net interest margin (FTE)[1]			3.16%			3.41%
Taxable equivalent adjustment		$1,316			$797
Net interest income		$192,348			$184,151

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Operating net income
Net income	$32,716	$33,823	$30,446	$24,606	$30,072
Acquisition expenses	-	-	254	7,917	1,189
Acquisition-related provision for credit losses	-	-	-	8,750	-
Acquisition-related reserve for unfunded loan commitments	-	-	-	836	-
Impairment of a minority interest equity investment	-	-	4,750	-	-
Securities losses (gains)	92	(2,183)	(507)	183	4,641
Adjustments to net income	$92	$(2,183)	$4,497	$17,686	$5,830
Adjustments to net income (net of tax)	$72	$(1,703)	$3,435	$13,730	$4,525
Operating net income	$32,788	$32,120	$33,881	$38,336	$34,597
Operating diluted earnings per share	$0.69	$0.68	$0.72	$0.84	$0.80

	6 Months Ended June 30,
	2024	2023
Operating net income
Net income	$66,539	$63,730
Acquisition expenses	-	1,807
Securities (gains) losses	(2,091)	9,639
Adjustments to net income	$(2,091)	$11,446
Adjustments to net income (net of tax)	$(1,631)	$8,866
Operating net income	$64,908	$72,596
Operating diluted earnings per share	$1.37	$1.68

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
FTE adjustment
Net interest income	$97,174	$95,174	$99,173	$94,895	$89,085
Add: FTE adjustment	658	658	669	568	402
Net interest income (FTE)	$97,832	$95,832	$99,842	$95,463	$89,487
Average earning assets	$12,367,957	$12,273,657	$12,564,076	$11,803,043	$10,983,347
Net interest margin (FTE)[3]	3.18%	3.14%	3.15%	3.21%	3.27%

	6 Months Ended June 30,
	2024	2023
FTE adjustment
Net interest income	$192,348	$184,151
Add: FTE adjustment	1,316	797
Net interest income (FTE)	$193,664	$184,948
Average earning assets	$12,320,807	$10,946,842
Net interest margin (FTE)[3]	3.16%	3.41%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

1 The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Tangible equity to tangible assets
Total equity	$1,461,955	$1,441,415	$1,425,691	$1,362,821	$1,210,493
Intangible assets	398,686	400,819	402,294	402,745	287,701
Total assets	$13,501,909	$13,439,199	$13,309,040	$13,827,628	$11,890,497
Tangible equity to tangible assets	8.11%	7.98%	7.93%	7.15%	7.95%

	2024		2023
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Return on average tangible common equity
Net income	$32,716	$33,823	$30,446	$24,606	$30,072
Amortization of intangible assets (net of tax)	1,600	1,626	1,599	1,206	344
Net income, excluding intangibles amortization	$34,316	$35,449	$32,045	$25,812	$30,416

Average stockholders' equity	$1,443,351	$1,429,602	$1,373,643	$1,305,686	$1,217,306
Less: average goodwill and other intangibles	399,968	401,756	401,978	350,912	287,974
Average tangible common equity	$1,043,383	$1,027,846	$971,665	$954,774	$929,332
Return on average tangible common equity[3]	13.23%	13.87%	13.08%	10.73%	13.13%

	6 Months Ended June 30,
	2024	2023
Return on average tangible common equity
Net income	$66,539	$63,730
Amortization of intangible assets (net of tax)	3,226	746
Net income, excluding intangibles amortization	$69,765	$64,476

Average stockholders' equity	$1,436,477	$1,203,886
Less: average goodwill and other intangibles	400,862	288,163
Average tangible common equity	$1,035,615	$915,723
Return on average tangible common equity[3]	13.55%	14.20%

[2]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.